Exhibit 99.2

1 Investor Presentation February 2021

Disclaimer

This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Cyxtera Technologies, Inc. (the "Company" or "Cyxtera") and Starboard Value Acquisition Corp. ("SVAC") and related transactions (collectively, the "Proposed Transactions") and for no other purpose.

Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of the federal securities laws, opinions and projections prepared by the Company's and SVAC's management. These forward-looking statements generally are identified by the words "expects," "will," "projected," "continue," " increase," and/or similar expressions that concern the Company's or SVAC's strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's belief or interpretation of information currently available. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's or SVAC's control. Actual results and condition (financial or otherwise) may differ materially from those indicated in the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Transactions or that the required stockholder approval is not obtained; failure to realize the anticipated benefits of the Proposed Transactions; the risk that the market price of the combined company's securities may decline following the consummation of the Proposed Transactions if the Proposed Transaction's benefits do not meet the expectations of investors or securities analysts; risks relating to the uncertainty of the Company's projected operating and financial information; the impact of the Company's substantial debt on its future cash flows and its ability to raise additional capital in the future; adverse global economic conditions and credit market uncertainty; the regulatory, currency, legal, tax and other risks related to the Company's international operations; the United Kingdom's withdrawal from the European Union and the potential negative effect on global economic conditions, financial markets and the Company's business; the effects of the COVID-19 pandemic on the Company's business or future results; the ability to access external sources of capital on favorable terms or at all, which could limit the Company's ability to execute its business and growth strategies; fluctuations in foreign currency exchange rates in the markets in which the Company operates internationally; physical and electronic security breaches and cyber-attacks which could disrupt the Company's operations; the Company's dependence upon the demand for data centers; the Company's products and services having a long sales cycle that may harm its revenues and operating results; any failure of the Company's physical infrastructure or negative impact on its ability to provide its services, or damage to customer infrastructure within its data centers, which could lead to significant costs and disruptions that could reduce the Company's revenue and harm its business reputation and financial results; inadequate or inaccurate external and internal information, including budget and planning data, which could lead to inaccurate financial forecasts and inappropriate financial decisions; maintaining sufficient insurance coverage; environmental regulations and related new or unexpected costs; climate change and responses to it; prolonged power outages, shortages or capacity constraints; the combined company's inability to recruit or retain key executives and qualified personnel; the ability to compete successfully against current and future competitors; the Company's fluctuating operating results; incurring substantial losses, as the Company has previously; the Company's ability to renew its long-term data center leases on acceptable terms, or at all; the Company's government contracts, which are subject to early termination, audits, investigations, sanctions and penalties; failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers; future consolidation and competition in the Company's customers' industries, which could reduce the number of the Company's existing and potential customers and make it dependent on a more limited number of customers; the Company's reliance on third parties to provide internet connectivity to its data centers; disruption or termination of connectivity; government regulation; the non-realization of the financial or strategic goals related to acquisitions that were contemplated at the time of any transaction; the Company's ability to protect its intellectual property rights; the Company's ability to continue to develop, acquire, market and provide new offerings or enhancements to existing offerings that meet customer requirements and differentiate it from its competitors; disruptions associated with events beyond its control, such as war, acts of terror, political unrest, public health concerns, labor disputes or natural disasters; sales or issuances of shares of the combined company's common stock may adversely affect the market price of the combined company's common stock; the requirements of being a public company, including maintaining adequate internal control over financial and management systems; risks related to corporate social responsibility; the Company's ability to lease available space to existing or new customers, which could be constrained by its ability to provide sufficient electrical power; the Company's ability to adapt to changing technologies and customer requirements; the Company's ability to manage its growth; risks related to litigation, securities class action or threatened litigation which may divert management time and attention, require the Company to pay damages and expenses or restrict the operation of its business; the volatility of the market price of the combined company's stock; the incurrence of goodwill and other intangible asset impairment charges, or impairment charges to the Company's property, plant and equipment, which could result in a significant reduction to its earnings; U.S. and foreign tax legislation and future changes to applicable U.S. or foreign tax laws and regulations and/or their interpretation may have an adverse effect on the Company's business, financial condition and results of operations and tax rules and regulations are subject to interpretation and require judgment by the Company that may be successfully challenged by the applicable taxation authorities upon audit, which could result in additional tax liabilities; and the Company's ability to use its United States federal and state net operating losses to offset future United States federal and applicable state taxable income may be subject to certain limitations which could accelerate or permanently increase taxes owed. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of SVAC's final prospectus related to its initial public offering, the proxy statement discussed below and other documents filed by SVAC from time to time with the Securities and Exchange Commission ("SEC"). There may be additional risks that the Company and SVAC do not presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company's and SVAC's expectations, plans or forecasts of future events and views as of the date of this presentation. Accordingly, you should not place undue reliance upon any such forward-looking statements in this presentation. Neither the Company, SVAC nor any of their affiliates have any obligation to update this presentation.

Cyxtera

2

Disclaimer

Additional Information and Where to Find it
In connection with the Proposed Transactions, SVAC is expected to file a proxy statement (the "Proxy Statement") with the SEC, which will be distributed to holders of SVAC's common stock in connection with SVAC's solicitation of proxies for the vote by the SVAC stockholders with respect to the Proposed Transactions and other matters as described in the Proxy Statement. SVAC urges its stockholders and other interested persons to read, when available, the Proxy Statement and amendments thereto and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the transactions, as these materials will contain important information about SVAC, Cyxtera and the Proposed Transactions. When available, the definitive Proxy Statement will be mailed to SVAC's stockholders. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: Starboard Value Acquisition Corp., 777 Third Avenue, 18th Floor, New York, NY 10017.

Participants in Solicitation
SVAC and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of SVAC's stockholders in connection with the Proposed Transactions. Stockholders of SVAC may obtain more detailed information regarding the names, affiliations and interests of SVAC's directors and executive officers in SVAC's final prospectus for its initial public offering filed with the SEC on September 11, 2020 and in the Proxy Statement relating to the Proposed Transactions when available. Information concerning the interests of SVAC's participants in the solicitation, which may, in some cases, be different than those of SVAC's stockholders generally, will be set forth in the Proxy Statement relating to the Proposed Transactions when it becomes available.

Statement Regarding Non-GAAP Financial Measures
The financial information and data contained this presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement, prospectus or other report or document to be filed or furnished by SVAC, the Company or any entity that is party to the Proposed Transactions with the SEC. This presentation includes Adjusted EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). The Company defines Adjusted EBITDA as net income (loss) before the following items: provision for income taxes; deferred tax (benefit) liability; depreciation and amortization; debt issuance cost amortization; interest expense; impairment (gain) on note receivable income from discontinued operations; stock-based compensation; restructuring, separation & one-time items; out-of-period normalization; cost savings initiatives; asset retirement obligation and amortization of (un)favorable leases; and existing business run-rate adjustment. As a Non-GAAP financial measure, Adjusted EBITDA excludes items that are significant in understanding and assessing the Company's financial results or position. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of this measure may not be comparable to similarly-titled measures used by other companies. You should review the Company's audited financial statements, which will be presented in the Proxy Statement to be filed with the SEC in connection with the Proposed Transactions, and not rely on any single financial measure to evaluate the Company's business.

This presentation also includes certain projections of non-GAAP financial measures concerning the Company. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Unaudited Estimated Results
The Company's preliminary unaudited estimated results contained in this presentation have been prepared in good faith by, and are the responsibility of, management based upon the Company's internal reporting, and an independent auditing firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Such results are subject to business, economic, regulatory and competitive uncertainties and contingencies and actual results may vary and those variations may be material.

No Offer or Solicitation
This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of SVAC or the Company nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Trademarks
This presentation contains trademarks, service marks, trade names, and copyrights of the Company, SVAC and other companies, which are the property of their respective owners.

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4 Introduction

Introducing the Cyxtera and SVAC leadership team









	Cyxtera			SVAC		BC Partners	
	Manuel D. Medina	Nelson Fonseca	Carlos Sagasta	Greg Waters	Jeff Smith	Raymond Svider	Fahim Ahmed
Current	Executive Chair	CEO, Director	CFO	Industry Advisor	Chair	Partner & Chair	Partner
New Cyxtera Leadership	Chair	CEO, Director	CFO	Lead Independent Director	Independent Director	Independent Director	Independent Director
	• 30+ years of relevant experience • Founder, former Chair, and CEO, Terremark • Founder and Managing Partner, Medina Capital	• 20+ years of relevant experience • Former President of Verizon/Terremark's cloud, internet, data center, and managed security business • Former COO, President Public Sector, and SVP of Sales, Terremark	• 20+ years of relevant experience • Former CFO, Diversey, CompuCom, Grupo Corporativo ONO, and Cellnex • Former Board Member, Eutelsat and Hispasat	• 20+ years of relevant experience • Former CEO, Integrated Device Technology • Director, ON Semiconductor	• 20+ years of relevant experience • CEO, Starboard Value • Chair, Papa John's	• 20+ years of relevant experience • Experience working with Chewy, GardaWorld, and GFL • 20+ years of experience leading BC's TMT practice	• 20+ years of relevant experience • Experience working with Chewy, Presidio, and Petsmart • 15+ years of experience investing in TMT companies

Cyxtera
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Starboard Value Acquisition Corp. overview

Overview

- Starboard Value Acquisition Corp. (SVAC) is a $404mm blank check company sponsored by SVAC Sponsor LLC, an affiliate of Starboard Value LP
  - Starboard has ~$6.7bn[1] of AUM and an 18 Year History of Public Market Investing
  - Starboard's CEO Jeff Smith is the Chair of SVAC, and Starboard Managing Director MJ McNulty is the CEO of SVAC; both are directors of SVAC
- SVAC has also assembled an experienced team of Industry Advisors who have high-profile, long-term track records of value creation in both private and public companies, and an independent board of directors with complementary expertise
- The SVAC Team offers an optimal blend of experience in evaluating value creation opportunities and participating in business transformations in the public and private markets
- Key Structural elements:
  - 1/3 Warrant (1/6 Warrant in unit, 1/6 tied to not redeeming) and a pro rata share of any warrants not allocated following redemptions,
  - Up to $100mm forward purchase agreement backstop to offset redemptions provided by certain clients of Starboard, and
  - $75mm optional share purchase agreement to purchase stock of the combined company at $10 for 6 months post-closing

Starboard has built a strong reputation and following in the public markets, attracting significant fundamental investor interest in the companies in which it invests

Value proposition

Network effects from a credible institutional sponsor with a strong reputation, a deep bench of proven business leaders, and a unique, proven investment process

- ✓ Exceptional **TEAM** of executives with a successful track record of operating public and private businesses across sectors
- ✓ Full backing of **STARBOARD**, including its resources and capital, providing public market expertise
- ✓ Differentiated **STRATEGY** focused on business transformation and partnership to drive long-term value creation


Team
SVAC
Starboard
Strategy

(1) Assets under management calculated as of 02/01/21; include the net asset value of existing investments, binding capital commitments, and non-binding capital commitments that are subject to opt-out

6
Cyxtera

Cyxtera investment aligns with SVAC's mission and focus

Powerful industry secular tailwinds	• The **"mission critical"** nature of **digital infrastructure** has gained **unprecedented importance** • Key trends support **strong continued growth** as enterprises, service providers, and the Federal sector continue their **digital transformations** • The **criticality** of digital infrastructure was **heightened through the COVID pandemic**
The Cyxtera story is at an inflection point	• The **carve-out** of CenturyLink **needed to be completed** to fully realize platform potential • Made **capital investments across** the **sales** and **operations functions** in addition to significantly **increasing** the company's **sellable capacity** • Business has recently **begun successfully executing** on its **revenue growth and margin expansion** opportunities
Access to capital can fuel more growth	• Potential to deploy incremental capital at **very high ROI** across the Company's footprint • Ideally positioned for **future industry consolidation**
Great leadership team supported by prudent financial sponsors	• Proven, **public-company-ready management team** to execute on the company's plan • **Existing owners** (including BC Partners and Medina Capital) **rolling** ~$1.1bn (100% of current equity stake) • Further strengthened by **Starboard's expertise** in **corporate governance, operational execution, and capital allocation**

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Transaction summary and timing

Capital structure

- $404mm cash in trust, assuming no public shareholder exercise redemption rights
  - Up to $100mm Forward Purchase Agreement to offset redemptions, if any
- $250mm PIPE at $10.00 per share. Certain clients of Starboard have committed $60mm of PIPE
- Use of proceeds: Partially retire Company debt and provide incremental cash for growth, as well as to pay transaction expenses
- Closing pro forma Net Leverage of 7.6x and 6.9x Contractual Net Leverage based on '20E Adj. EBITDA of $213mm[1]
- Closing pro forma Financial Net Leverage of 3.1x based on '20E Adj. EBITDA of $213mm[2]
  - Further delevering expected in following years

Governance

- Initial board to include Manuel D. Medina (Chair), Nelson Fonseca (CEO), Greg Waters (Lead Independent), Jeff Smith (SVAC, Starboard), Raymond Svider (BC Partners), Fahim Ahmed (BC Partners), with three additional independent directors to be added

Equity alignment

- Lock-up of SVAC founder shares until the earlier of: (i) one year after completion of the business combination, or (ii) the share price of the company exceeds $12.00 per share for a sustained period of time[3]
- BC Partners, Medina Capital, and existing shareholders subject to same lock-up terms as Starboard

Other details

- Combined company to be named Cyxtera Technologies, Inc. and will continue to report as a calendar basis company. Common stock and its warrants to trade on Nasdaq ("CYXT" and "CYXTW", respectively)
- Increased alignment with SVAC's differentiated structure where Class A shareholders currently hold 1/6 warrant, receive 1/6th warrant upon non-redemption, and receive a pro rata share of any warrants not allocated following redemptions
- Up to $75mm optional share purchase agreement to purchase stock of the combined company at $10 for 6 months post-closing

Timing

- Proxy expected to be filed in Q1'21 and closing in mid-2021
- Subject to customary closing conditions including SVAC shareholder and regulatory approvals

Cash sources & uses ($mm)

	Amount	% of Total
SVAC Cash	$404	55%
PIPE	250	34
Cyxtera B/S Cash	79	11
Total Cash Sources	**$733**	**100%**

	Amount	% of Total
Cash to Seller	--	--
Retire Existing Debt	$453	62%
Roll Cyxtera B/S Cash	79	11
Incremental Cash to B/S	152	21
Estimated Transaction Expenses	50	7
Total Cash Uses	**$733**	**100%**

Pro forma valuation ($mm)

'21E Adj. EBITDA	**$220**
(x) Multiple	15.6x
Fully Distributed Value	**$3,425**
(-) Rolled Debt	(888)
(-) Cap Leases	(952)
(+) Cash	231
Post-Deal Equity Value	**$1,816**

Note: See "Disclaimer – Statement Regarding Non-GAAP Financial Measures" for the definition of Adj. EBITDA
(1) Contractual Net Leverage reflects the GAAP calculation of capital lease obligations excluding payments resulting from Cyxtera's optional extension of leases; (2) Financial Net Leverage excludes capital lease obligations; (3) Defined as any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination

Cyxtera 8

9 BC Partners: Cyxtera’s existing sponsor Cyxtera exemplifies BC Partners’ investment philosophy: partnering with management to grow market leaders with industry tailwinds and fundamental downside protection BC Partners is a leading global investment firm that is currently investing its eleventh flagship private equity fund  BC Partners has continually operated for 35 years, with beginnings in Europe and expanding to North America as a core focus more than a decade ago  The firm has over $40bn of assets under management, is currently investing out of its 11th private equity fund, and has completed 119 private equity investments representing over $180bn of transaction value across 18 countries  BC Partners invests in five core sectors, including TMT, business & financial services, consumer & retail, industrials, and healthcare, and employs 65 private equity professionals operating from four offices: New York, London, Paris and Hamburg Defensive Growth  Market - leading companies with downside protection operating in resilient but growing markets  Multiple operating levers creating growth optionality  Aligned with strong, incentivized management teams  All combined for attractive balance of risk and reward Focused  Control buyouts of mid - to - large cap businesses in North America and Europe  Preferred partners of founders, families, and business owners Sponsor overview Investment philosophy Select current investments /

10 The Cyxtera Story

11 Overview Key stats Cyxtera at - a - glance • Cyxtera is the largest privately held global retail colocation data center provider (1) , and will be the third largest publicly held provider following the completion of the transaction (2) • Global footprint of 61 data centers , with a presence in each of the Top 10 markets (3) • Operations across North America, Europe, and Asia • 2,300+ customers (5) across all major industry verticals • Primary offering focused on retail colocation and interconnection services • High growth CXD platform connects enterprises with leading service providers in a highly interconnected ecosystem • Bare metal offering provides the financial and operational flexibilit y of cloud with the control, performance and security of enterprise - grade dedicated infrastructure 61 Data Centers 29 Markets 1.9mm Sellable Sq. Ft. 2,300+ Customers (5) 40k Cross Connects 245 Total MW $690mm ’20E Revenue $213mm ’20E Adj. EBITDA (4) Note: Several cities comprised of multiple markets: London (3), Chicago (2), New Jersey (2), Los Angeles (2) (1) Based on market share; (2) Based on number of markets, customers, and cross connects; (3) “Niche No More? Cushman & Wakef iel d Ranks 38 Global Data Center Markets,” Cushman & Wakefield; (4) See “Disclaimer – Statement Regarding Non - GAAP Financial Measures” for the definition of Adj. EBITDA; (5) As of 12/31/2019

12 Our transition into a digital infrastructure leader • Identified high quality assets that were under appreciated within CenturyLink • Network services were the priority for CenturyLink (now Lumen), not the data center business • Highly attractive secular tailwinds supported the mission - critical nature of these assets • Potential to create only the second global retail provider • BC Partners / Medina / former Terremark team had the experience to effectively carve - out the data center assets and position business for long term success as a next generation data center platform The opportunity the team saw in 2017 Execution (2017 - 2020) • Completed the acquisition • Separated core systems from CenturyLink and built new systems, including CRM and ERP, on expedited timetable • Stood up and built out new salesforce and transitioned customer relationships • Developed and implemented the new Cyxtera brand • Invested meaningfully across the portfolio, adding sellable capacity in key markets • Invested in interconnection solutions to further drive the carrier - neutral advantages of the data center platform • Investing in new “as - a - service” offerings enabled by interconnection build - out • Augmented product portfolio with innovative bare metal / software capabilities The future (2021+) • Leverage world - class asset base and scale • Fully independent platform with interconnection and “as - a - service” all in place • Augmented offering with innovative solutions that address new demand drivers • Established new Channel Program and augmented company’s salesforce with sales “hunters” to further accelerate growth • Recently built capacity in attractive markets that are experiencing strong demand • Additional international expansion opportunities for further growth • Seasoned management team with public market experience • SVAC investment provides the company a public currency like its competitors have, improves its balance sheet and enhances its competitive position • Opens up opportunities for inorganic growth and investing in new markets

13 Global footprint 63 48 29 18 14 8 4 Source: Company Filings , Wall Street research (1) Based on market share; (2) Based on number of markets, customers, and cross connects; (3) As of 9/30/2020; Cyxtera data as of 12/31/2019; (4) Pro forma for Interxion Cyxtera is a leading global data center platform (in ‘000’s, as of 9/30/2020) Number of markets Number of customers Number of cross connects (As of 9/30/2020) ( A s of 9/30/2020) Cyxtera is the third largest (and largest private (1) ) independent retail colocation data center provider (2) N. America x x x x x x x Europe x x x x x   APAC x x x x    386 162 40 30 23 13+ 9 17% 9% (4) 10% 14% 6% N/A 4% Interconnection % of revenue (3) 9500+ 4000+ 2300+ 1350+ 1200+ 950+ 950+

Recognized as a Major Player in Colocation and Interconnection Services Market

Recognized as a major player by IDC MarketScape...



Equinix
Leaders
Digital Realty Trust
NTT Global Data Center Division
Interxion
Cyxtera
Major Players
CyrusOne
Rackspace
CoreSite
Telehouse
Contenders
Participants
Capabilities
Strategies

Note: IDC MarketScape vendor analysis model is designed to provide an overview of the competitive fitness of ICT suppliers in a given market. The research methodology utilizes a rigorous scoring methodology based on both qualitative and quantitative criteria that results in a single graphical illustration of each vendor's position within a given market. The Capabilities score measures vendor product, go-to-market and business execution in the short-term. The Strategy score measures alignment of vendor strategies with customer requirements in a 3-5-year timeframe. Vendor market share is represented by the size of the icons.

...and reaffirmed by third party feedback & industry analysts

"**Cyxtera offers a strong interconnection platform** in key markets with all the major networking and cloud providers."

IDC ANALYZE THE FUTURE

- IDC MarketScape: Worldwide Colocation and Interconnection Services 2019-2020 Assessment

"**In terms of options, Cyxtera offers plenty**, as you'd expect from a big company. It also **provides multiple levels of support** and specifications according to individual business needs...Overall, this is another major provider that **should be able to deliver on the hardware support you need.**"

techradar.pro

– Best Colocation Providers of 2021 - (Brian Turner & Mike Williams)

Source: IDC MarketScape (Doc. #US45717419; Dec 2019) : Worldwide Colocation and Interconnection Services 2019-2020 Assessment

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Colocation / interconnect business model is the sweet spot

Service	Wholesale / Hyperscale	Retail / Interconnection	Managed services
Description	• Typically lease an entire data center or data hall to a single customer	• Multiple tenants per data center • Physical and virtual connectivity between enterprises / service providers	• Typically provides a comprehensive IT solution including hardware, private cloud, software and labor
Key characteristics: Differentiators	Pricing for large power deployments	Connectivity / Customer Ecosystem	High touch services and employee accreditations
Asset ownership	Typically own land, shell, electrical equipment & cooling equipment	Mix of lease and own of land & shell, typically own electrical & cooling equipment	Generally lease land, shell, electrical and cooling, own the servers that they sell-as-service to the customer
Customization required	High	Low	High
Carrier density	Low	High	Medium
Customer concentration	High	Low	Low
Contract length	5-15 years (metered power)	3-5 years (flat rate)	MTM – 1 year
Target yield	~8-12%	~20%+	N/A
Barriers to entry	Medium	High	Low
Select operators	CyrusOne, QTS, Vantage	CoreSite, Cyxtera, Equinix	Flexential, tierpoint, rackspace technology

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16 Broad global coverage including all top 10 markets Note: Several cities comprised of multiple markets: London (3), Chicago (2), New Jersey (2), Los Angeles (2) (1) Structure Research 2019 Global Colocation Report ; (2) DataCenters.com “What Are the Top Data Center Markets in the World?”; (3) Calculation based on 2,300+ customer base as of 12/ 31/ 2019 Vancouver Seattle Moses Lake Silicon Valley Los Angeles Alb uquerqu e Phoenix Den v e r Da ll a s Atla n ta Minneapolis Chicago M on t réa l Toronto Boston NY/NJ Northern Virginia Co lu m bu s N O R T H A Tok y o Singapore London Amsterdam Frankfurt A A C E I M R E E M Cyxtera’s global digital infrastructure platform positions the Company to enable enterprise digital transformation 7 Countries 3 Continents 29% Customers across multiple facilities (3) 10 / 10 Of the world’s top markets (2) 29 Markets 61 Data centers North America $18.4bn TAM (1) 6.3% CAGR (’20 - 24E) Asia Pacific $17.7bn TAM (1) 12.2% CAGR (’20 - 24E) Europe $10.9bn TAM (1) 10.9% CAGR (’20 - 24E) Tampa

Leading interconnection platform

Highly interconnected facilities are strategic and critical infra assets that command premium pricing from customers and premium multiples

Interconnection overview

- **Third largest interconnection** service provider globally[1]
- **Robust interconnection portfolio** facilitates on-boarding of partner delivered services in the Cyxtera Marketplace
- Customers are **willing to pay a premium** for capacity in highly interconnected facilities



Internet
SD-WAN
Cloud Environments
SaaS
NSPs
On-Premise
Dark Fiber

Data centers within 3ms of latency to public cloud on-ramps

43 AWS	**39** Azure	**33** GCP

Key stats

40k *Total interconnects*	**240+** *Network service providers*
1,000+ *Networks*	**17** *Avg. NSPs/site*
90% *EBITDA margin business*[2]	**10%** *Cross connect % of revenue*[3]

Interconnection growth



(Interconnection revenue as % of total revenue)
+500bps
10%
12%
15%
2019A
2022E
2025E

(1) Based on number of total interconnects as reported by public peers; (2) Based on TTM data as of 09/30/20; (3) Data as of 12/31/2019

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Differentiated CXD & Enterprise Bare Metal offerings

CXD: Software-defined interconnection

- CXD is Cyxtera's software-defined interconnect solution
- Proprietary, in-house technology enables customer automation initiatives
- Software-programmable and massively scalable network fabric
- On demand ecosystem of NSPs, cloud onramps and technology service providers
- Enhances customer value proposition of connectivity ecosystem



Cyxtera Services
Service Providers
Cloud On-Ramps & NSPs
Colocation
Enterprise Bare Metal

Enterprise Bare Metal: compute & interconnection

- Dedicated, cloud-agile private infrastructure
- Single-tenant, enterprise-class servers and storage
- Seamless extension to colocation environments
- Connectivity to approximately 1,000+ global networks
- Direct connections to public cloud on-ramps
- NVIDIA DGX A100 powered AI / ML Compute as a Service enables rapid AI/ML workload deployment

"By leveraging bare metal services at Equinix to deploy digital infrastructure on demand, customers will be better equipped to reach everywhere, interconnect everyone and integrate everything that matters to their business. Equinix intends to leverage the Packet offering to accelerate the development and delivery of its interconnected edge services."

– EQUINIX *On its acquisition of bare metal provider Packet (Jan-20)*

Rapid CXD customer growth



(# Customers)
+583%
30
54
77
99
130
155
181
205
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20

Enterprise Bare Metal trends



(# of Enterprise Bare Metal servers)
+590%
31
56
73
86
112
109
132
214
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20

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Expansive network of strategic partners

Differentiated Lumen partnership

LUMEN
Formerly known as CenturyLink

- ✓ Cyxtera has **maintained a strong relationship** with CenturyLink / Lumen since the carve-out
- ✓ Lumen is a **minority investor, customer and key strategic sales partner** of Cyxtera
- ✓ Relationship was contractually renewed in 2020:
  - ✓ New five year agreement **provides attractive, market level pricing with baseline revenue commitments** and **opportunity for upside**
  - ✓ Renewed partnership framework, focused on **cross-marketing and joint growth opportunities** with enterprise customers

Select partnership highlights

NVIDIA

- Systems optimized to support deployment of compute-heavy AI workloads for enterprise customers
- NVIDIA colocation services available in Cyxtera's data centers
- First data center operator to offer access to NVIDIA's DGX A100 AI hardware systems

Hewlett Packard Enterprise

- Cyxtera's Enterprise Bare Metal offering delivers high-velocity, on-demand infrastructure services powered by HPE
- The platform provides customers with expanded access to a broad portfolio of HPE infrastructure in an as-a-service model

One-click connection to ecosystem of partners and solutions

- ✓ National and global carriers
- ✓ Network service providers & CDNs
- ✓ Cloud Exchange
- ✓ Cloud & IaaS providers
- ✓ SaaS platforms
- ✓ Managed Services Providers

cogent · CLOUDFLARE · EDJX · NUTANIX · ormuco · Megaport · Ra radium · UNITAS GLOBAL · zayo · zadara · zenlayer

Cyxtera
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20 Why customers choose Cyxtera Complete suite of colocation, connectivity, and bare metal solutions Flexible technical support services, portability and installation solutions for customers Recognized as a leader by customers and industry thought leaders 61 facilities in 29 markets, including 10/10 of the most attractive global markets (1) High quality assets with dense connectivity and strong customer ecosystem Breadth of offering Operational flexibility Market leadership Global footprint World - class platform Proven track record of developing innovative products and services Continuous innovation (1) DataCenters.com “What Are the Top Data Center Markets in the World?” Note: Several cities comprised of multiple markets: London (3), Chicago (2), New Jersey (2), Los Angeles (2)

21 Investment Highlights

22 Cyxtera is a highly compelling investment opportunity Differentiated and innovative service offering II Dynamic partner ecosystems with powerful network effects IV Substantial growth opportunities VI Accelerating growth in recent quarters VIII Compelling s ector tailwinds fueling growth I Blue chip customer base III Attractive financial profile with meaningful upside IX Significant EBITDA growth potential through growing utilization VII Highly attractive business model V

I Attractive secular tailwinds are fueling continued growth

$288bn
Big data & analytics market by 2022[1]

$1.1T+
Global IoT spend by 2024[2]

$1.3T+
Digital transformation cumulative 2020-23 spend[3]

$13T
AI contribution to global economy by 2030[4]

$13.2T
Annual contribution to global economy by 2035[5] from 5G buildout

IT outsourcing boom

(% Outsourced Data Center Capacity)[6]



+20%
29%
49%
2019A
2024E

Surging data usage

(Global IP Traffic, Exabytes per Month)[7]



CAGR: 25%
201
396
2019E
2022E

Explosion of cloud

(Cloud Spend, $ in bn)[8]



+15%
$233
$268
2019A
2022E

Massive hybrid growth

(Hybrid Cloud Spend, $ in bn)[8]



CAGR: 39%
$18
$86
2019E
2025E

All driving colocation

(Global Colocation Market, $ in bn)[9]



CAGR: 11%
$48
$92
2019A
2025E

Source: (1) IDC.com "IDC Worldwide Big Data and Analytics Spending Guide, August (V2 2020) Forecast" (August 2020); (2) IDC.com "IDC's Worldwide Semiannual Internet of Things Spending Guide, December (V2 2020) Forecast" (Dec 2020); (3) IDC.com "New IDC Spending Guide Shows Continued Growth for Digital Transformation in 2020, Despite the Challenges Presented by the COVID-19 Pandemic" (May 2020); (4) McKinsey Navigating a world of Disruption (Jan 2019); (5) IHS Markit The 5G Economy (Nov 2019); (6) Worldwide Datacenter Installation Census and Construction Forecast, 2020–2024 ; (7) Cisco Visual Networking Index: Forecast and Methodology, 2017–2022; (8) Citi "Where The Mountains Touch The Clouds," 2018; (9) Structure Research 2020 Global Colocation Report

Cyxtera
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24 ✓ ✓ X X X ✓ ✓ ✓ X X ✓ X X X X ✓ X X X X X ✓ ✓ ✓ X X X Differentiated digital infrastructure offering Global reach Differentiated interconnection platform FedRAMP certified AI / ML offering Bare Metal offering Public peers ✓ 29 Markets ✓ CXD ✓ Developed In - House Acquired via Packet II

25 Revenue by customer size x 91% of revenue generated from large, established private and public organizations x Large opportunity in the Federal sector Revenue by industry x ~2/3 of revenue generated from fast growing, COVID resilient TMT (1) sector and minimal exposure to Leisure Blue chip customer base 1. Note: Data as of 12/31/19 2. (1) TMT defined as Cloud / IT Services, NSP / Service Providers, and Media & Content 37% 19% 9% 11% 3% 6% 4% 11% Cloud & IT Services Network Service Providers Media & Content FinServ & RE Manufacturing & Industrials Healthcare Other Consumer x Low customer concentration w/ 2,300+ customers and Top 20 Customers <50% x Top 20 Customers have long tenure with Weighted Average Lease Term of 13.4 years Customer concentration III Lumen (f.k.a. CenturyLink) 13% Top 2 - 10 21% Top 10 - 20 8% Other customers 58% Enterprise 91% SMB & Other 9%

26 Dynamic partner ecosystems with powerful network effects IV Network service providers Cloud on ramps Bare Metal Technology providers Media & content Financial services Manufacturing & industrial Healthcare System integrator Professional services

V Highly attractive business model

1	**Predictable top-line**	• More than 90% of the revenue is recurring • Long-term customer relationships – average contract tenure of 13.4 years for top 20 customers[1] • Robust network effects drive customer stickiness and reduce churn (avg. monthly 0.8% MRR[2])
2	**Robust operating leverage**	• 70% of cost structure is fixed • Higher utilization driving strong EBITDA flow through and margin expansion
3	**Success-based capital deployment**	• More than 70%[3] of capex is success based on expansion, installation and enhancements • Small portion of capex considered maintenance (~3% of revenue) to maintain asset base
4	**Significant upside potential**	• Ability to organically grow EBITDA at above industry average levels within existing footprint • New markets and inorganic growth provide meaningful upside potential

(1) Excludes Lumen (f.k.a CenturyLink); (2) Based on average quarterly churn over LTM as of 12/31/20

Cyxtera

27

28 Substantial growth opportunities Strategic M&A $59bn of strategic M&A in sector since 2012 (1) Geographic expansion Europe, Asia and Latin America 4 5 Expand existing footprint London / Singapore / Chicago / Silicon Valley 2 Standalone plan Capital deployment opportunities Cross sell products Interconnection, Bare Metal, and AI 3 VI Capitalize on in - place capacity 67% utilization 1 EBITDA expansion Market share expansion Lower churn Multiple value creation levers (1) Based on 65 strategic colocation deals since 2012

29 Opportunity to accelerate growth with inorganic strategy Disciplined M&A strategy has potential to accelerate execution of strategy and reduce risk Sector ripe for further consolidation • Sector remains fragmented despite $59bn M&A since 2012 (1) • Clear benefits to scale with enterprise customers looking for global partners • Value creation driven by cost and revenue synergies from cross / up - sell Cyxtera well placed to be a consolidator • Scaled platform, with experience operating in global markets • Strong brand and platform that is already viewed as a leader • Systems and personnel in place to support much larger platform • Management track record of successful M&A execution • Public currency enhances financing capabilities The opportunity Cyxtera’s areas of focus New market entry Enhance connectivity & service provider ecosystem Increase asset ownership Adds scale and enhances reach of colo / interconnect platform with a focus on Europe, Asia & LatAm Acquiring select platforms or facilities with attractive connectivity & customer ecosystems Opportunity to buy - in select leased assets to enhance asset ownership over time (1) Based on 65 strategic colocation deals since 2012 VI

30 Significant EBITDA growth potential through growing utilization Growing utilization could create significant value (1) ($ in mm , except enterprise value and uplift ) Substantial in - place and expansion capacity available to address continued demand Current utilization VII $220 $220 $220 $220 $57 $118 $170 67% 75% 80% 85% 2021E Adj. EBITDA EBITDA Uplift from Utilization Increase Utilization 26% uplift 54% uplift 77% uplift Note: See “Disclaimer – Statement Regarding Non - GAAP Financial Measures” for the definition of Adj. EBITDA (1) Assumes fixed Revenue per Sq. Ft. and 70% EBITDA margin on incremental revenue.

31 Accelerating growth in recent quarters (1) Bookings metrics do not include renewals and are based on TTM data as of each quarter end (2) Core churn defined as churn excluding CTL as a customer (Average monthly core churn, % of MRR) Churn added to Salesforce Incentives Stabilizing core churn (2) Launched new channel program Reorganized Salesforce Accelerating bookings (1) VIII $4.9 $5.1 $5.5 $6.0 $6.8 4Q19A 1Q20A 2Q20A 3Q20A 4Q20E 0.9% 0.8% 0.9% 0.8% 0.8% 4Q19A 1Q20A 2Q20A 3Q20A 4Q20E

32 Attractive financial profile with meaningful upside Conservative management plan that does not account for potential upside from capital investments in new market expansions Total revenue ($ in mm ) Adj . EBITDA (2) ($ in mm) Source: Company filings, management estimates (1) Core revenue excludes Lumen ( f.k.a . CenturyLink) contribution; (2) See “Disclaimer – Statement Regarding Non - GAAP Financial Measures” for the definition of Adj. E BITDA Long - term financial profile Long - term Adj. EBITDA (2) growth rate Run - Rate Margin ~12% 2021E - 2025E ~40% 2025E Adj. EBITDA (2) margin Long - term Core (1) revenue growth rate ~7% 2021E - 2025E ~48% 2025E Adj. EBITDAR margin IX $203 $213 $220 $245 2019A 2020E 2021E 2022E $679 $690 $691 $719 2019A 2020E 2021E 2022E Lumen Core

33 ©2021 Cyxtera Technologies, Inc. All Rights Reserved. The Cyxtera logo and certain product names are the property of Cyxtera . All other marks are the property of their respective owners.

34 Appendix

Capitalization

Pro forma capitalization table

($ in mm)

	Rate	Reported 9/30/2020	Adj.	PF 9/30/2020
Cash and Cash Equivalents		$79	$152	$231
$150mm Revolver (Maturing 5/2022)	L + 300 bps	143	(143)	--
1st Lien Debt (Maturing 5/2024)	L + 300 bps[2]	888[3]	--	888
2nd Lien Debt (Maturing 5/2025)	L + 725 bps	310[3]	(310)	--
Capital Leases		952	--	952
Total Debt		**$2,292**	**($453)**	**$1,839**
Net Debt[1]		**2,212**		**1,608**
Less: Optional renewal portion of Capital Leases		(139)		(139)
Contractual Net Debt (Excl. Optional Capital Leases)		**2,074**		**1,469**
Less: Contractually obligated Capital Leases		(790)		(790)
Less: Equipment Leases		(22)		(22)
Financial Net Debt (Excl. All Capital Leases)		**1,261**		**657**
Key Credit Metrics	**Metric**			
2020E Adj. EBITDA / Net Leverage[4]	$213	10.4x		7.6x
2020E Adj. EBITDA / Contractual Net Leverage[5]	213	9.8		6.9
2020E Adj. EBITDA / Financial Net Leverage[6]	213	5.9		3.1
Total Liquidity		$81		$375

Source: Company filings
(1) Net Debt is equal to total debt minus cash and cash equivalents; (2) Incremental $100m First Lien Term Loan interest rate of L + 400 bps; (3) Debt balances are based on GAAP reporting and are shown gross of unamortized issuance costs; (4) Net leverage is calculated by dividing net debt by 2020E Adj. EBITDA; (5) Contractual Net Leverage is calculated by dividing Contractual Net Debt (the GAAP calculation of Capital Lease obligations, adjusted to exclude obligations attributable to the term of any future lease extension option exercisable at the Company's discretion) by 2020E Adj. EBITDA; (6) Financial Net Leverage is calculated by dividing Financial Net Debt (Net Debt, adjusted to exclude all Capital Lease obligations) by 2020E Adj. EBITDA

Cyxtera
35

36 Adjusted EBITDA reconciliation Reconciliation of non - GAAP financials measures ($mm) 2019A 2020E Net Income ($295) ($239) Net Gain/Loss from Continuing Operations 3 0 Deferred Income Tax Expense / (Benefit) (88) 0 Income Tax Expense / (Benefit) 2 (0) Charitable Contributions 0 0 Bank Charges 1 1 Gain or Loss (From Investment) (0) 0 Gain or Loss (Exchange Rate) 0 3 Gain or Loss (Sale of Asset) 3 0 Debt Issuance Cost Amortization 6 6 Interest and Other Expenses 144 165 Loss on Impairment of Assets 130 17 Depreciation & Amortization 220 232 EBITDA $126 $185 Reversal of Bad Debt Credits 0 (3) One-time stand up costs 36 11 Recurring charges 11 6 Equity-based compensation 16 7 Restructuring and cost saving initiatives 13 6 Adjusted EBITDA $203 $213 (1) (1) Non - cash and non - operating recurring charges

37 Confidential Historical Projections ($mm) 2019A 2020E 2021E 2022E EBITDA $126 $185 $197 $231 % growth 46% 7% 17% (+) Cash Adjustments 37 12 9 0 (+) Non-Cash Adjustments 39 16 14 14 Adj. EBITDA $203 $213 $220 $245 % growth 5% 3% 11% (-) Maintenance Capital Expenditures (56) (21) (22) (23) % revenue 8% 3% 3% 3% Adj. EBITDA - Maint. Capex $146 $192 $198 $222 % conversion 72% 90% 90% 91% % growth 31% 3% 12% (-) Taxes, net (2) 2 (2) (2) (-) Change in Net Working Capital (7) 76 (4) 0 (-) Other Non-Cash Adjustments (10) (10) -- -- Unlevered Free Cash Flow (before growth investments) $127 $260 $192 $220 % conversion 63% 122% 87% 90% % growth 105% (26%) 15% (-) Total Interest Expense & Other (Net of Non-Cash Interest Expense) (137) (158) (133) (140) Levered Free Cash Flow (before growth investments) ($10) $102 $59 $80 % conversion (5%) 48% 27% 33% % growth NM (42%) 36% (-) Growth Capital Expenditures (99) (34) (54) (73) Levered Free Cash Flow ($110) $68 $5 $7 % conversion (54%) 32% 2% 3% % growth NM (93%) 56% (-) Repayment of capital leases and other financing obligations, net (40) (36) (62) (49) (-) Repayment of long-term debt (9) (9) (9) (9) Net Cash Flow ($159) $23 ($67) ($52) 4 CyxteraCash Flow Profile Confidential-NDA Only Source: Cyxteramanagement. Notes: (1) Includes total maintenance and corporate capital expenditures. (2) Net of financed portion of $2.6 million of corporate capital expenditures in 2021 and 2022. (3) Based on respective metric divided by adjusted EBITDA. (4) Net of deferred tax benefit or expense. (5) 2020 net working capital benefitted from one-time items, including settlement of legacy accounts, improvements to the collections process, enhanced payments terms with key vendors, as well as realized operational efficiencies related to 2019/20 cost-savings initiatives. (6) Pro forma for deleveraging as a result of the $654 million SPAC / PIPE transaction assumed to occur in Q1 2021. (7) Net of financed portion of $3.3 million of bare metal capital expenditures in 2021 and 2022. (8) Consists of mandatory debt repayment on first lien and incremental first lien debt. (1) (6) (3) (3) (3) (2) (7) (3) (8) (6) (4) (5) 37

38 Confidential ($mm) 2019A 2020E Net cash provided by continuing operating activities $9 $110 (+) Total Cash EBITDA Adjustments 37 12 (-) Maintenance Capital Expenditures (incl. out-of-period capex) (56) (21) (+) Total Interest Expense & Other (Net of Non-Cash Interest Expense) 137 158 Unlevered Free Cash Flow (before growth investments) $127 $260 (-) Total Interest Expense & Other (Net of Non-Cash Interest Expense) (137) (158) Levered Free Cash Flow (before growth investments) ($10) $102 (-) Growth Capital Expenditures (incl. out-of-period capex) (99) (34) Levered Free Cash Flow ($110) $68 (-) Repayment of capital leases and other financing obligations, net (40) (36) (-) Repayment of long-term debt (9) (9) Net Cash Flow ($159) $23 5 CyxteraGAAP Free Cash Flow Reconciliation Confidential-NDA Only Source: Cyxteramanagement. 38